10.4 The GerardGroup.com Consulting Agreement

                         CONSULTING AGREEMENT

This Agreement is made effective as of November 26, 2000, by and between thatlook.com Inc, of 5003 Route 611, Stroudsburg, Pennsylvania 18360, and the GerardGroup.com, Inc, of 30 Chatham Hill Road, Stroudsburg, Pennsylvania, 18360.

In this Agreement, the party who is contracting to receive services shall be referred to as "THAT", and the party who will be providing the services shall be referred to as "TGG". TGG has a background in management services and is willing to provide services to THAT based on this background. THAT desires to have services provided by TGG.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on January 01, 2001, TGG will provide the following services (collectively, the "Services"): Provide Chief Executive Officer and perform Chief Executive Officer services for THAT.

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by TGG shall be determined by TGG. THAT will rely on TGG to work as many hours as may be reasonably necessary to fulfill TGG's obligations under this Agreement.

3. PAYMENT. THAT will pay a fee to TGG for the Services in the amount of $240,000 until January 21, 2001. From January 22, 2001 THAT will pay a fee to TGG for the Services in the amount of $264,000.00. These fees will be payable in 52 equal bi-weekly installments of $4,615.39 and $5,076.93 respectively. Should the relationship be severed for any reason by either party TGG will receive a liquidated damages fee in the amount of $50,000 due and payable within 10 days of contract termination. Further, all sums due and owing under this agreement will be accelerated and paid at that time.

4. COMMISSION PAYMENTS. In addition to the payments under the preceding paragraph, THAT will make commission payments to TGG based on the revenues of THAT reaching a $10 million/year run rate in fiscal 2001 and/or on the closing of acquisition of companies. For the purposes of this Agreement, acquisition of companies means TGG will be paid a $40,000 one-time payment for any company or group of companies with gross revenues in excess of $10,000,000 US. This commission will be paid only one timer irrespective of how many companies are purchased during the contract term. It is to be paid within 15 days after closing of same or confirmation of the revenue run rate at the end of fiscal 2001.

a. Accounting. THAT shall maintain records in sufficient detail for purposes of determining the amount of the commission. THAT shall provide to TGG a written accounting that sets forth the manner in which the commission payment was calculated.

b. Right to Inspect. TGG, or TGG's agent, shall have the right to inspect THAT's records for the limited purpose of verifying the calculation of the commission payments, subject to such restrictions as THAT may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during reasonable business hours as may be set by THAT.

5. SUPPORT SERVICES. THAT will provide support services, including office space and secretarial services, for the benefit of TGG.

6. TERM/TERMINATION. This Agreement shall terminate automatically on January 01, 2003.

7. RELATIONSHIP OF PARTIES. It is understood by the parties that TGG is an independent contractor with respect to THAT, and not an employee of THAT.

8. EMPLOYEES. TGG's employees, if any, who perform services for THAT under this Agreement, shall also be bound by the provisions of this Agreement.

9. ASSIGNMENT. TGG's obligations under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of THAT.

10. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the Untied States mail, postage prepaid, addressed as follows:

IF for THAT:

thatlook.com, Inc.
Marvin Metzger
Chief Financial Officer
5003 Route 611
Stroudsburg, PA 18360
Page 2


IF for TGG

The GerardGroup, Inc.
Gerard A. Powell
President
30 Chatham Hill Road
Stroudsburg, PA 18360

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

12. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

13. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would be come valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

14. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

15. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Pennsylvania.

Party receiving services: thatlook.com, Inc.

By:/s/Marvin Metzger
   -----------------
   Marvin Metzger,
   Chief Financial Officer


Party providing services: The GerardGroup.com, I

By:/s/Gerard A. Powell
   -------------------
   Gerard A. Powell
   President